Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Investor Relations

Gerri Vance

208-457-9409 ext. 1222

Lifestream’s CEO to Testify at FDA Hearing Considering

Over-the-Counter Petition for Cholesterol Lowering Drugs

Maus to testify on the impact of Home Cholesterol Testing

Post Falls, Idaho — January 13, 2005. Lifestream Technologies, Inc. (OTCBB:LFTC), a leading supplier of cholesterol monitors, is scheduled to testify at the FDA hearing considering an over- the-counter petition for cholesterol lowering drugs. Christopher Maus will address the Nonprescription Drugs Advisory Committee (NDAC) and the Endocrinologic and Metabolic Drugs Advisory Committee (EMDAC) during the public comment period on Friday morning, January 14.

“Lifestream’s home cholesterol monitor can have a material impact in the FDA’s consideration of this petition,” said Maus. “I look forward to this opportunity to address any testing concerns the FDA may have, as the benefit of home testing on an individual’s effort to take control by personal health management is acknowledged. With Lifestream’s affordable, easy and accurate suite of testing products, it is well positioned to support the public’s desire to take control of their cholesterol levels. We support government and industry efforts to give more control of preventive health care decisions to individuals.”

“Lifestream’s new cholesterol monitor with Health Risk Assessment takes testing one step further by giving an individual the ability to understand combined risk factors and the effects those factors may have on their heart health as defined in the NCEP ATP III guidelines,” Maus stated. “Recently cleared by the FDA, Lifestream’s cholesterol monitor with HRA supports efforts to expand cholesterol management programs. The NCEP ATP III recommends home testing as an important tool for individuals as part of their professional healthcare program. Regardless of an individual’s choice of lifestyle changes or the use of prescriptive or non-prescriptive therapies, monitoring cholesterol is a key factor for meaningful outcomes.“

About Lifestream Technologies

The Company developed and currently markets a line of cholesterol monitors to consumers and healthcare professionals that provide test results in three minutes.

In addition to the professional monitor, the Company’s product line aids the health conscious consumer in monitoring their risk of heart disease. By regularly testing cholesterol at home, individuals can monitor the benefits of their diet, exercise and/or drug therapy programs. Monitoring these benefits can support the physician and the individual’s efforts to improve compliance. Lifestream’s products also integrate a smart card reader further supporting compliance by storing test results on an individual’s personal health card for future retrieval, trend analysis and assessment.

Lifestream’s monitors are affordable, hand-held devices that provide users with accurate results in less than three minutes. The product line has been designed to accommodate The Data Concern™ Personal Health Card® allowing multiple users the ability to store their personal results. Lifestream's products are now available in pharmacy and retail outlets nationwide. To find retailers that carry Lifestream’s products, go to “Store Locator” on www.knowitforlife.com or contact Customer Care at 888-954-LIFE. For Company information, visit www.lifestreamtech.com.

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This news release includes certain forward-looking statements within the meaning of the safe harbor protections of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, statements regarding our current business plans, strategies and objectives that involve risks and uncertainties, and in particular statements referring to our expectations for increased market penetration and improved gross margins from our recently introduced second generation consumer monitors and statements regarding our expectations that we can obtain necessary additional financing and investment. These forward-looking statements involve risks and uncertainties that could cause actual results to differ from anticipated results. The forward-looking statements are based on our current expectations and what we believe are reasonable assumptions given our knowledge of the relevant markets; however, our actual performance, results and achievements could differ materially from those expressed in, or implied by, these forward-looking statements. Factors, within and beyond our control, that could cause or contribute to such differences include, among others, the following: the success of our capital-raising and cost-cutting efforts, developing and marketing relatively new medical diagnostic devices, including technological advancements and innovations; consumer receptivity and preferences; availability, affordability and coverage terms of private and public medical insurance; political and regulatory environments and general economic and business conditions; the effects of our competition; the success of our operating, marketing and growth initiatives; development and operating costs; the amount and effectiveness of our advertising and promotional efforts; brand awareness; the existence of adverse publicity; changes in business strategies or development plans; quality and experience of our management; availability, terms and deployment of capital; labor and employee benefit costs; as well as those factors discussed in the post effective amendment No. 1 to our Registration Statement on Form SB-2 filed December 10, 2004, and in “Item 1 – Business,” “Item 6 – Management’s Discussion and Analysis and Plan of Operations,” particularly the discussion under “Risk Factors - Substantial Doubt as to our Ability to Continue as a Going Concern” and elsewhere in our most recent Annual Report on Form 10-KSB for our fiscal year ended June 30, 2004, filed with the United States Securities and Exchange Commission. Readers are urged to carefully review and consider the various disclosures made by us in this report and in the aforementioned Form 10-KSB, and those detailed from time to time in our other reports and filings with the United States Securities and Exchange Commission that attempt to advise interested parties of the risks and factors that are likely to affect our business.